EXECUTION VERSION
FIRST AMENDMENT
This FIRST AMENDMENT dated as of February 6, 2017 (this “Amendment”) relates to the Ninth Restated and Amended Credit Agreement dated as of April 15, 2016 among Triton Container International Limited (“Borrower”), various lenders, Bank of America, N.A., as administrative agent and an Issuer, and the other parties thereto (the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.
WHEREAS, on July 12, 2016, Borrower and TAL International Group, Inc. (“TALIGI”), a Delaware corporation and the parent company of TAL International Container Corporation (“TALICC”), a Delaware corporation engaged in the Container Leasing Business, and TAL Advantage III LLC (“TAL III”) and TAL Advantage V LLC (“TAL V”), each a Delaware limited liability company whose Container Equipment is presently managed by TALICC, consummated their strategic combination and became wholly-owned subsidiaries of Triton International Limited, a Bermuda exempted company;
WHEREAS, incident to a corporate reorganization of Borrower and TALIGI, TALIGI, TALICC, TAL III and TAL V will become direct or indirect wholly-owned subsidiaries of Borrower and Borrower will assume the management of the Container Equipment owned or leased by TALICC, TAL III and TAL V pursuant to management agreements under which Borrower will be paid a fee for such management services;
WHEREAS, neither the owners of the Container Equipment in the TAL Container Fleet (as defined hereinbelow) nor any lender thereto is anticipated to become a party to, or otherwise a subject of, the Intercreditor Collateral Agreement in relation to their interests in the TAL Container Fleet. It is anticipated that those parties will instead enter into an intercreditor agreement amongst themselves and Borrower so as to set forth their relative rights in the Container Equipment in the TAL Container Fleet, the related leases and the proceeds thereof, including, to the extent related thereto, amounts on deposit from time to time in collection and collateral accounts;
WHEREAS, in aid of Borrower’s management of the TAL Container Fleet and the Combined Fleet (i.e., the Container Equipment acquired new by Borrower and managed either for Borrower’s own account or on behalf of the “Managed Equipment Owners” from time to time a party to the Intercreditor Collateral Agreement, presently Triton Container Finance II LLC, Triton Container Finance III LLC, Triton Container Finance IV LLC and Triton Container Investments LLC), Borrower plans to request customers of both container fleets to remit payments to the Collection Account (as defined in the Intercreditor Collateral Agreement). Following identification of those amounts in the Collection Account which relate to the TAL Container Fleet, Borrower will transfer said funds to one or more accounts established by the Borrower on behalf of the owners of the TAL Container Fleet and their lenders (said account or accounts, the “Concentration Account”); and
WHEREAS, considering the foregoing, Borrower has requested that the parties hereto enter into this Amendment incidental to the above-described corporate reorganization and appointment of Borrower as manager of the TAL Container Fleet;
NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
SECTION 1.Amendment and Consents.
(a)    Notwithstanding anything to the contrary contained in the Credit Agreement, immediately upon and simultaneously with TALIGI becoming a direct or indirect subsidiary of the Borrower:
(i)    TALIGI and each of its subsidiaries (including TALICC, TAL III and TAL V) will be Unrestricted Subsidiaries (of the Borrower); and
(ii)    The definition of “Consolidated Net Income Available For Fixed Charges” in Section 1.1 of the Credit Agreement will be amended to insert the following parenthetical immediately following the clause “from Unrestricted Subsidiaries” where it appears in clause (c) therein:
“(excluding cash distributions received by the Borrower directly or indirectly from TAL International Group, Inc. and each of its subsidiaries (including TAL International Container Corporation, TAL Advantage III LLC and TAL Advantage V LLC))”
(iii)    Section 10.15 of the Credit Agreement (re Consolidated Tangible Net Worth) will be amended to insert the following parenthetical immediately preceding the clause “in Unrestricted Subsidiaries” where it appears therein:
“(excluding Borrower’s direct or indirect Investments in TAL International Group, Inc. and each of its subsidiaries (including TAL International Container Corporation, TAL Advantage III LLC and TAL Advantage V LLC))”
(b)    With reference to the Security and Intercreditor Agreement, the definition of “Excluded Collateral” contained therein (and, in particular, Clauses (DD), (HH) and (JJ) thereof) and Clauses (b) and (c) of Section 9.2 thereof, the Borrower and each of the Lenders party hereto hereby:
(i)    consent to the treatment of the Container Equipment in the TAL Container Fleet, the leases thereof (to the extent they relate to such Container Equipment), the Borrower’s interest in the management agreements relating to such Container Equipment (if and only so long as the Borrower’s interest therein secures obligations of the Borrower and/or the owners of such Container Equipment), any additional property to the extent limited to interests directly relating to such Container Equipment, and all proceeds thereof (including, to the extent relating to such Container Equipment, all amounts on deposit from time to time in the Collection Account (as defined in the Intercreditor Collateral Agreement), the Concentration Account and any collateral account of the owners of Container Equipment in the TAL Container Fleet) (x) as “Excluded Collateral” within the meaning of the Security and Intercreditor Agreement and the Credit Agreement and (y) not as part of the “Combined Fleet” or “Collateral” under and as defined in the Intercreditor Collateral Agreement, or otherwise be made subject to the Intercreditor Collateral Agreement, and waive any contrary treatment thereof under the Security and Intercreditor Agreement, the Intercreditor Collateral Agreement, or any other Loan Document;
(ii)    consent that neither TALICC, TAL III and TAL V nor the lenders or lessors thereto shall be deemed to be “Managed Equipment Owners”, “Managed Equipment Lenders” or “Combined Fleet Participants” (under and as defined in the Intercreditor Collateral Agreement) in relation to the Container Equipment in the TAL Container Fleet or any interests therein, and waive any contrary treatment thereof under the Security and Intercreditor Agreement, the Intercreditor Collateral Agreement, or any other Loan Document;
(iii)    authorize and direct the Secured Party to execute and deliver such agreements or instruments as it may deem necessary or advisable, or as the Borrower may reasonably request, to reflect the consents and waivers contained hereinabove, which may include amendments to the existing deposit account control agreements relating to the Collection Account (as defined in the Intercreditor Collateral Agreement) so as to reflect the interests of the owners of the Container Equipment in the TAL Container Fleet and their lenders in those rental or other payments which may from time to time be on deposit therein on account of the Container Equipment in the TAL Container Fleet and their leases (to the extent they relate to such Container Equipment); and
(iv)    agree that each of the owners of the Container Equipment in the TAL Container Fleet and their lenders in respect of such Container Equipment are express third party beneficiaries of the consents and waivers contained in this Section 1(b).
As used herein, the term “TAL Container Fleet” shall mean all Container Equipment now or hereafter owned or leased by any of TALICC, TAL III, TAL V and/or any special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that may be formed by and will remain wholly owned by TALICC or any subsidiary thereof for the sole and exclusive purpose of purchasing or financing assets of (or on behalf of) TALICC and/or its subsidiaries pursuant to a secured lending facility.
SECTION 2.    Conditions to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts of this Amendment executed by Borrower and the Majority Lenders and acknowledged by the Administrative Agent.
SECTION 3.    Representations and Warranties of Borrower. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)    Borrower’s execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, are within its company authority, have been duly authorized by all necessary company action, and do not conflict with, or constitute a breach of, or a default under, (i) its charter or bylaws, (ii) any provision of law, (iii) any agreement or instrument binding upon Borrower, or (iv) any court or administrative order or decree applicable to Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Borrower or any of its Restricted Subsidiaries;
(b)    no consent or approval of any Governmental Authority or any other Person is required for Borrower’s due execution, delivery and performance of this Amendment;
(c)    this Amendment has been duly executed and delivered by Borrower;
(d)    this Amendment is Borrower’s legal, valid and binding obligation, enforceable against Borrower in accordance with its terms, except to the extent limited by Debtor Relief Laws and by general principles of equity;
(e)    after giving effect to this Amendment, each representation and warranty set forth in Section 9 of the Credit Agreement is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date); and
(f)    after giving effect to this Amendment, no Event of Default or Unmatured Event of Default exists.
SECTION 4.    Reference to and Effect on the Credit Agreement; Successors and Assigns.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)    Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, Administrative Agent or Collateral Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(d)    This Amendment, and the Credit Agreement as specifically amended by this Amendment, shall be binding upon Borrower, the Lenders, the Issuer and the Administrative Agent, and their respective successors and assigns.
SECTION 5.    Miscellaneous. The provisions of Sections 1.3, 15.5, 15.6, 15.7, 15.11, 15.12, 15.15 and 15.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
[Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
TRITON CONTAINER INTERNATIONAL LIMITED
By:
Name:
Title: